Exhibit 99.1
Forgent Reports Second Quarter 2026 Results,
Accelerating Order Growth and Issues Fiscal 2026 Guidance
Fiscal Second Quarter 2026 Highlights
•Revenues of $296 million, an increase of 69% year-over-year
•Bookings of $762 million, an increase of 268% year-over-year
•Backlog of $1.5 billion, an increase of 100% and 45% year-over-year and quarter-over-quarter, respectively
•Book-to-bill ratio of 2.6x, an increase of 58% quarter-over-quarter
•Net Loss of $(0.1) million, a decrease of $6.5 million year-over-year
•Adjusted EBITDA of $60 million, an increase of 51% year-over-year
•Adjusted Net Income of $36 million, an increase of 66% year-over-year

Full Year Fiscal 2026 Guidance
•Revenues in the range of $1,275 to $1,325 million, representing 73% year-over-year growth at the midpoint
•Adjusted EBITDA in the range of $300 to $310 million, representing 80% year-over-year growth at the midpoint
•Adjusted Net Income in the range of $190 to $200 million, representing 120% year-over-year growth at the midpoint

DAYTON, MN - March 16, 2026 - Forgent Power Solutions, Inc. ("Forgent" or the "Company") (NYSE: FPS), a leading designer and manufacturer of electrical distribution equipment used in data centers, the power grid and energy-intensive industrial facilities, today announced financial results for its fiscal second quarter ended December 31, 2025.
Forgent reported fiscal second quarter revenues of $296 million, an increase of $121 million, or 69%, compared to the prior year’s quarter. Order activity accelerated sharply in the quarter, led by data center and grid customers, with bookings increasing 268% year-over-year and the Company’s book-to-bill ratio rising to 2.6x from 1.6x in the first quarter. As of December 31, 2025, the Company’s backlog was $1.5 billion, representing an increase of 45% and 100%, versus September 30, 2025 and December 31, 2024, respectively.

"Our second quarter growth in revenues, bookings and backlog highlight the exceptional momentum we have across our business and reflects both market growth and share gains in all three of our primary end-markets," said Gary Niederpruem, Chief Executive Officer of Forgent. Mr. Niederpruem added, "Demand for our products is exceeding our expectations and it is clear that our unique value proposition of delivering customization-at-scale with some of the shortest lead times in our industry is resonating with customers.”

Net Loss for the fiscal second quarter was $0.1 million, a decrease of $6.5 million compared to the prior year’s quarter, primarily due to the write-off of $10 million of deferred financing costs related to the refinancing of the Company’s term loan and higher selling, general and administrative expenses, partially offset by higher gross profit. Adjusted Net Income for the fiscal second quarter was $36 million, an increase of $14 million, or 66%, compared to the prior year’s quarter, primarily due to higher gross profit, partially offset by higher selling, general and administrative expenses.

The Company’s Adjusted EBITDA for the fiscal second quarter was $60 million, an increase of $21 million, or 51% compared to the prior year’s quarter. Adjusted EBITDA increased primarily due to higher gross profit, partially offset by higher selling, general and administrative costs. Adjusted EBITDA in the quarter included the impact of under-absorbed labor costs related to accelerated headcount growth, under-absorbed fixed overhead relating to new campuses ramping toward their target production rates and one-time startup costs at new campuses that together totaled approximately $6 million.

“With demand for our products growing faster than we anticipated, we accelerated our hiring plans during the quarter to support higher production volumes in future quarters. We are continuing to add manufacturing headcount given the visibility we have into the remainder of this year as well as into fiscal 2027,” said Ryan Fiedler, Chief Financial Officer of

Forgent. Mr. Fiedler added, “We expect margins to expand sequentially in the third quarter and again in the fourth quarter as higher production volumes drive greater absorption of labor and overhead costs at our new campuses.”

Cash flow from operations was neutral in the second quarter as a result of working capital investment to support higher production volumes planned for the second half of fiscal 2026. Capital expenditures in the quarter were $26 million and related almost entirely to the Company’s capacity expansion plan, which is on track to be substantially completed by the end of fiscal 2026. Following completion of the capacity expansion plan, the Company believes it will have the footprint to support up to $5 billion of annual revenues and expects capital expenditures to fall significantly to maintenance levels. Going forward, the Company expects maintenance capital expenditures for the Company’s campuses will be approximately 1% of revenues annually.

"We are pleased with our first reported quarter as a public company and are grateful for the strong support we received from investors in our initial public offering. Our successful public listing has added to our momentum in the marketplace and our team could not be more excited about the value we can create for our customers and shareholders in the years ahead," concluded Mr. Niederpruem.

Summary of Key Performance Indicators
The table below summarizes our key performance indicators for the quarters ended December 31, 2025 and December 31, 2024:

	(in thousands)
	Three Months Ended
	December 31,
	2025	2024	% Inc (Dec)
Revenues	$296,404	$175,338	+69%
Net (Loss) Income	$(91)	$6,431	NM
Adjusted EBITDA(1)	$60,383	$39,874	+51%
Adjusted Net Income(1)	$35,517	$21,409	+66%
(1)Represents non-GAAP measures. See “Non-GAAP Measures” below for more information. NM = Not meaningful due to net loss / negative numerator.

Fiscal 2026 Guidance
Based on backlog, expected production schedules, current business conditions and other factors, the Company expects in its second half and full year fiscal 2026 results to be within the following ranges:

(in millions)
	Second Half Fiscal 2026 Guidance	Full Year Fiscal 2026 Guidance
Revenues	$695 - $745	$1,275 - $1,325
Adjusted EBITDA(2)	$175 - $185	$300 - $310
Adjusted Net Income(2)	$115 - $125	$190 - $200
(2)Represents forward-looking non-GAAP financial measures. See “Non-GAAP Measures” below for more information.

Initial Public Offering
Forgent priced an initial public offering of its Class A common stock on February 4, 2026 at an initial public offering price of $27.00 per share. The Company’s shares began trading on February 5, 2026 on the New York Stock Exchange under the ticker symbol “FPS.” Including the exercise of the underwriters’ over-allotment option, the total size of the offering was approximately $1.7 billion.

Conference Call Information
The Company will host a conference call on March 16, 2026 at 11:00 a.m. Eastern Time to discuss its fiscal second quarter 2026 financial results and outlook. A webcast of the live conference call will be available on the Investor Relations section of the Company's website at ir.forgentpower.com. A replay of the conference call will be available for one year following the webcast.

About Forgent Power Solutions
Forgent (NYSE: FPS) is a leading U.S. designer and manufacturer of electrical distribution equipment used in data centers, the power grid and energy-intensive industrial facilities. The Company specializes in manufacturing custom products that are “engineered-to-order” for technically demanding applications. We believe Forgent is one of a small number of companies that can manufacture all of the electrical distribution equipment required for a data center or large manufacturing facility's powertrain with some of the highest levels of customization and shortest lead times available in the industry. For more information about Forgent, please visit us at forgentpower.com.

Investor Contact
Kate Africk - Investor Relations, VP
kate.africk@forgentpower.com

Media Contact
media@forgentpower.com

Cautionary Note Regarding Forward-Looking Statements
This press release and accompanying audio webcast contain forward-looking statements that are based on our management’s beliefs, expectations and assumptions and currently available information. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and may be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” and similar expressions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent risks, uncertainties and other changes in circumstances we cannot predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements and you should not place undue reliance on such statements.
Important factors that could cause actual results to differ materially from our expectations include if there is less demand for, or greater supply of, electrical distribution equipment in the future, the price of electrical distribution equipment could decline which would adversely impact both our growth in revenues and profit margins; if the prices of electrical steel, carbon steel, aluminum or copper increase in the future and we are unable to pass those increases on to our customers, our profit margins could be significantly impacted; our cost of and access to raw materials and components from international vendors could be adversely impacted by changes in government policies, including the imposition of additional duties, tariffs and other charges on imports and exports or restrictions on purchases of components from certain foreign countries; significant disruptions to our supply chain, including the high cost or unavailability of raw materials and components required to manufacture our products, and significant disruptions to our distribution networks could have a material adverse effect on our business, financial condition and results of operations; our growth depends in part on continued investment in new data centers, which depends in part on continued interest in developing artificial intelligence; demand for our products depends, in large part, on new construction activity which has declined significantly during past recessions; any delay or interruption in the operations of any of our manufacturing campuses could impair our ability to provide products to customers; if we are unable to complete our expansion in the timeframe we anticipate or the expansion does not give us the additional capacity that we expect, we may not be able to achieve our anticipated level of growth; amounts included in our backlog may not result in the revenues or generate profits in the amount we expect or on the timeframe that we anticipate; we operate in competitive environments, and our failure to compete successfully could cause us to lose market share; any failure of our products could subject us to substantial liability, including product liability claims, which could damage our reputation or the reputation of one or more of our brands; the long sales cycles for certain of our electrical distribution equipment, as well as unpredictable placing or canceling of customer orders, particularly large orders, may cause our revenues and operating results to vary significantly from quarter-to-quarter, which could make our future results of operations less predictable; if changing efficiency standards for transformers increases the cost of producing our transformer products and we are unable to pass these higher costs on to our customers, margins on our transformer products could decline; if we fail to motivate and retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our anticipated level of growth; changes in technology or customer preferences could result in less demand for certain categories of electrical distribution equipment; large companies often require more favorable terms and conditions in our contracts, which could result in downward pricing pressures on our business, less desirable payment terms or greater warranty and contractual obligations; our strategy to increase our sales of Powertrain Solutions could result in a concentration of our sales with fewer customers and a significant reduction in orders from any one of these customers could adversely impact our business; our operations and quality control could be disrupted if we encounter problems with outside vendors, subcontractors and third-party suppliers; unexpected events, such as natural disasters, geopolitical conflicts, pandemics, a volatile global economic environment, inflation, high interest rates, a potential recession and other events beyond our control, may increase our cost of doing business or disrupt our operations; the integration of the business acquisitions poses risks to the operation of our business; environmental, health and safety laws and regulations could result in substantial costs and liabilities; the impact of import or export laws could have a material adverse effect on our business, financial condition and results of operations; our indebtedness may restrict our current and future operations; our organizational structure, including the Tax Receivable Agreement (as defined in our filings with the SEC), confers certain benefits upon the Continuing Equity Owners (as defined in our filings with the SEC) that will not benefit certain holders of our Class A common stock to the same extent it will benefit the Continuing Equity Owners; in certain cases, payments under the Tax Receivable Agreement to the Continuing Equity Owners may be accelerated or significantly exceed any actual benefits we realize in respect of the tax attributes subject to the Tax Receivable Agreement; our status as a “controlled company” and ability to rely on exemptions from certain corporate governance requirements; Neos Partners, LP will have significant influence over us and its interests may conflict with our interests and the interest of other stockholders; Delaware law and anti-takeover provisions in our governing documents may have the effect of delaying or preventing a change of control or changes in our management and may deprive our investors of the opportunity to receive a premium for their shares; the requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members and officers; and the other factors discussed in the Company’s filings with the SEC.

The forward-looking statements included in this document represent our management’s beliefs and assumptions only as of the date hereof. Except as required by law, we assume no obligation to update or revise these forward-looking statements as a result of new information, future events or otherwise.

Non-GAAP Measures
This press release contains certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures are presented as supplemental information to provide additional insight into our operating performance and to enhance the overall understanding of our financial results. We believe these non-GAAP measures are useful to investors because they facilitate comparisons of our core operating results across reporting periods and provide a clearer understanding of the factors and trends affecting our business.
These non-GAAP financial measures should not be considered in isolation or as a substitute for financial information prepared in accordance with GAAP. There are limitations associated with the use of non-GAAP financial measures, including that they may not be comparable to similarly titled measures used by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are provided within this press release. The Company does not reconcile its forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as foreign currency impacts necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non-GAAP financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.
Our non-GAAP financial measures include:
•Adjusted EBITDA – We define Adjusted EBITDA as net income (loss) plus or minus (i) interest expense, (ii) interest income, (iii) income tax benefit (expense), (iv) depreciation expense, (v) amortization of intangibles, (vi) equity-based compensation, (vii) Sponsor fees and expenses, (viii) public company readiness costs, (ix) earnout expenses, (x) non-recurring integration and consulting fees, and (xi) investment banking fees and expenses.
•Adjusted Net Income – We define Adjusted Net Income as net income (loss) plus or minus (i) amortization of intangibles, (ii) amortization of deferred financing costs, (iii) equity-based compensation, (iv) Sponsor fees and expenses, (v) public company readiness costs, (vi) earnout expenses, (vii) non-recurring integration and consulting fees, (viii) investment banking fees and expenses, and (ix) tax impact of adjustments.

FORGENT INTERMEDIATE LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	December 31, 2025	June 30, 2025
Assets
Current Assets
Cash and cash equivalents	$106,165	$111,322
Accounts receivable, net	251,017	159,970
Inventory, net	160,480	117,577
Prepaid and other current assets	59,918	56,278
Total Current Assets	577,580	445,147
Property and equipment, net	157,561	108,170
Operating lease right of use assets	113,450	117,769
Goodwill	516,629	516,629
Other intangible assets, net	311,997	337,271
Other assets	19,914	11,700
Total Assets	$1,697,131	$1,536,686

Liabilities and Member’s Equity
Current Liabilities
Accounts payable	$72,542	$61,943
Accrued expenses	106,132	79,541
Payables pursuant to the acquisitions	1,081	17,226
Deferred revenue	154,901	110,895
Operating lease liabilities, current portion	7,787	6,879
Long-term debt, current portion	4,500	5,173
Total Current Liabilities	346,943	281,657
Deferred tax liability, net	64,165	63,318
Operating lease liabilities, less current portion	117,519	121,491
Long-term debt, net of discount and deferred financing costs, less current portion	579,006	496,934
Total Liabilities	1,107,633	963,400
Member’s equity attributable to Forgent Intermediate LLC	385,540	374,534
Non-controlling interests	203,958	198,752
Total Member’s Equity	589,498	573,286
Total Liabilities and Member’s Equity	$1,697,131	$1,536,686

FORGENT INTERMEDIATE LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands; unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Revenues	$296,404	$175,338	$579,678	$329,351
Cost of Revenues	194,648	111,583	379,970	199,151
Gross Profit	101,756	63,755	199,708	130,200
Operating Expenses
Selling, general and administrative expenses	68,145	29,656	121,728	55,803
Depreciation and amortization	13,521	15,154	26,727	32,851
Total Operating Expenses	81,666	44,810	148,455	88,654
Income from Operations	20,090	18,945	51,253	41,546
Other Income (Expense)
Interest expense	(20,992)	(13,736)	(34,865)	(28,614)
Interest income	482	1,545	1,387	3,224
Other (expense) income	(71)	523	224	(331)
Total Other Expense, net	(20,581)	(11,668)	(33,254)	(25,721)
(Loss) Income Before Tax Benefit (Expense)	(491)	7,277	17,999	15,825
Income Tax Benefit (Expense)	400	(846)	(2,534)	(2,057)
Net (Loss) Income	(91)	6,431	15,465	13,768
Less: net (loss) income attributable to non-controlling interests	(337)	1,838	5,206	2,894
Net Income Attributable to Forgent Intermediate LLC	$246	$4,593	$10,259	$10,874

FORGENT INTERMEDIATE LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands; unaudited)

	Six Months Ended December 31,
	2025	2024
Cash Flows from Operating Activities
Net income	$15,465	$13,768
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,251	34,899
Amortization / write off of discounts and deferred financing costs	11,010	1,331
Deferred taxes	847	(4,592)
Provision (recovery) for credit losses	479	(372)
Provision for slowing-moving and excess inventory	2,428	353
Equity-based compensation	2,187	905
Reduction in carrying amount of ROU asset, operating leases	4,319	3,875
Changes in assets and liabilities:
Accounts receivable	(91,526)	(31,352)
Inventory	(45,331)	(7,869)
Prepaid and other assets	(4,254)	(8,040)
Accounts payable	10,599	13,250
Accrued expenses	26,591	7,956
Deferred revenue	44,006	36,308
Lease liabilities, operating leases	(3,064)	(707)
Net Cash Provided by Operating Activities	6,007	59,713
Cash Flows from Investing Activities
Purchases of property and equipment	(56,368)	(24,376)
Net Cash Used in Investing Activities	(56,368)	(24,376)
Cash Flows from Financing Activities
Proceeds from long-term debt	594,000	—
Payments on long-term debt	(511,110)	(2,586)
Debt financing costs	(11,757)	—
Distribution to member	(1,440)	—
Payment of payable pursuant to the acquisitions	(16,145)	—
Deferred offering costs	(8,344)	(3,310)
Net Cash Provided by (Used in) Financing Activities	45,204	(5,896)
Net (Decrease) Increase in Cash and Cash Equivalents	(5,157)	29,441
Cash and Cash Equivalents - Beginning of Period	111,322	186,396
Cash and Cash Equivalents - End of Period	$106,165	$215,837

Adjusted EBITDA
Non-GAAP Financial Measures
(Unaudited)

The table below reconciles Net (Loss) Income (the most directly comparable GAAP measure) to Adjusted EBITDA (a non-GAAP measure) for the periods presented (in thousands):

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Net (Loss) Income	$(91)	$6,431	$15,465	$13,768
Interest expense	20,992	13,736	34,865	28,614
Interest income	(482)	(1,545)	(1,387)	(3,224)
Income tax (benefit) expense	(400)	846	2,534	2,057
Depreciation expense	3,871	1,388	6,977	2,532
Amortization of intangibles	12,496	14,869	25,274	32,367
Equity-based compensation	1,627	412	2,187	905
Sponsor fees and expenses(1)	10,538	2,663	17,138	4,425
Public company readiness costs(2)	2,679	405	4,081	447
Earnout expenses(3)	—	—	5,400	—
Non-recurring integration and consulting fees(4)	9,153	669	12,949	1,203
Adjusted EBITDA	$60,383	$39,874	$125,483	$83,094

(1)Represents fees and expense reimbursements paid to Neos Partners, our sponsor.
(2)Represents non-recurring professional services fees we incurred in connection with readying the Company for our initial public offering and statutory SEC reporting, as well as certain non-recurring recruiting costs.
(3)Represents non-recurring earnout amounts accrued to certain sellers in connection with business acquisitions.
(4)Represents non-recurring professional services fees we incurred in connection with certain post-acquisition activities, including valuation, technical accounting and integration consulting services.

Adjusted Net Income
Non-GAAP Financial Measures
(Unaudited)

The table below reconciles Net (Loss) Income (the most directly comparable GAAP measure) to Adjusted Net Income (a non-GAAP measure) for the periods presented (in thousands):

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Net (Loss) Income	$(91)	$6,431	$15,465	$13,768
Amortization of intangibles	12,496	14,869	25,274	32,367
Amortization / write off of discounts and deferred financing costs	10,011	631	11,010	1,331
Equity-based compensation	1,627	412	2,187	905
Sponsor fees and expenses(1)	10,538	2,663	17,138	4,425
Public company readiness costs(2)	2,679	405	4,081	447
Earnout expenses(3)	—	—	5,400	—
Non-recurring integration and consulting fees(4)	9,153	669	12,949	1,203
Tax impact of adjustments(5)	(10,896)	(4,671)	(18,417)	(9,657)
Adjusted Net Income	$35,517	$21,409	$75,087	$44,789

(1)Represents fees and expense reimbursements paid to Neos Partners, our sponsor.
(2)Represents non-recurring professional services fees we incurred in connection with readying the Company for our initial public offering and statutory SEC reporting, as well as certain non-recurring recruiting costs.
(3)Represents non-recurring earnout amounts accrued to certain sellers in connection with business acquisitions.
(4)Represents non-recurring professional services fees we incurred in connection with certain post-acquisition activities, including valuation, technical accounting and integration consulting services.
(5)Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.